Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. §1350

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. § 1350.

Dominic J. Pileggi, the Chief Executive Officer of Thomas & Betts Corporation (the “Corporation”), certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ DOMINIC J. PILEGGI
Dominic J. Pileggi
Chairman and Chief Executive Officer
(Principal Executive Officer)

Dated this 7th day of May, 2012.